Exhibit 99.3

Independent Auditors' Report

The Stockholders and Board of Directors
CFS Bancshares, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of CFS Bancshares, Inc. and subsidiary (the Company) as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CFS Bancshares, Inc. and subsidiary as of September 30, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG

December 6, 2002

CFS BANCSHARES, INC.
AND SUBSIDIARY
Consolidated Balance Sheets
September 30, 2002 and 2001
Assets	2002	2001
Cash and amounts due from depository institutions	$3,388,410	3,508,465
Federal funds sold and overnight deposits	3,812,060	2,610,541
Total cash and cash equivalents	7,200,470	6,119,006
Interest-earning deposits in other financial institutions	149,353	163,142
Investment securities held to maturity (fair value of
$727,656 and $1,244,186, respectively)	687,377	1,210,924
Investment securities available for sale, at fair value (cost of
$55,547,713 and $46,448,236, respectively)	56,598,140	47,260,024
Federal Home Loan Bank stock	947,500	747,500
Loans receivable, net	36,549,291	41,109,567
Premises and equipment, net	3,353,478	3,450,612
Real estate acquired by foreclosure, net	562,344	267,413
Accrued interest receivable on investment securities	51,039	146,704
Accrued interest receivable on mortgage-backed securities	211,679	152,567
Accrued interest receivable on loans	278,261	321,442
Other assets	310,480	2,379,392
Total assets	$106,899,412	103,328,293
Liabilities and Stockholders' Equity
Liabilities:
Interest-bearing deposits, including accrued interest	$76,037,079	76,945,341
Advance payments by borrowers for taxes and insurance	243,591	270,788
Other liabilities	1,155,340	1,262,817
Employee stock ownership plan debt	48,000	56,000
Federal Home Loan Bank advances	18,950,000	14,950,000
Total liabilities	96,434,010	93,484,946
Common stock subject to put option (27,831 and 27,986 shares,
respectively)	1,287,356	1,175,412
Stockholders' equity:
Serial preferred stock; 300,000 shares authorized; none outstanding	-	-
Common stock of $.01 par value; 700,000 shares authorized;
139,220 shares issued and outstanding	1,392	1,392
Additional paid-in capital	1,451,545	1,446,846
Retained earnings-substantially restricted	7,079,010	6,739,788
Accumulated other comprehensive income	674,035	519,545
Unearned common stock held by ESOP	(27,936)	(39,636)
Total stockholders' equity	9,178,046	8,667,935
Commitments and contingencies
Total liabilities and stockholders' equity	$106,899,412	103,328,293
See accompanying notes to consolidated financial statements.

CFS BANCSHARES, INC.
AND SUBSIDIARY
Consolidated Statements of Operations
Years ended September 30, 2002, 2001, and 2000

	2002	2001	2000
Interest income:
Interest and fees on loans	$3,440,165	4,093,642	3,910,135
Interest and dividend income on investment securities	384,757	697,160	546,598
Interest income on mortgage-backed securities	2,186,769	2,233,571	2,125,940
Interest income on federal funds sold	49,525	100,462	58,876
Other interest income	4,336	45,396	66,143
Total interest income	6,065,552	7,170,231	6,707,692
Interest expense:
Interest on deposits	1,783,260	2,884,557	2,827,735
Interest on Federal Home Loan Bank advances	901,077	845,339	696,382
Total interest expense	2,684,337	3,729,896	3,524,117
Net interest income	3,381,215	3,440,335	3,183,575
Provision for (recovery of) loan losses	-	-	(104,500)
Net interest income after provision for (recovery of) loan losses	3,381,215	3,440,335	3,288,075
Other income
Service charges on deposit accounts	426,900	358,383	415,469
Gains (losses) on sales and calls of investment securities	201,030	110,712	(6,125)
Other	26,675	33,589	46,293
Total other income	654,605	502,684	455,637
Other expense:
Salaries and employee benefits	1,651,093	1,512,381	1,372,332
Net occupancy expense	141,158	130,828	120,853
Federal insurance premiums	43,572	48,972	56,786
Data processing expenses	219,482	215,450	208,665
Professional services	347,075	234,189	253,856
Depreciation and amortization	168,721	243,035	281,325
Advertising expense	63,300	53,140	70,302
Office supplies	52,072	65,923	57,198
Insurance expense	44,143	69,546	66,061
Other	445,453	467,350	480,840
Total other expense	3,176,069	3,040,814	2,968,218
Income before income taxes	859,751	902,205	775,494
Income tax expense	290,247	311,873	276,174
Net income	$569,504	590,332	499,320

Basic earnings per share	$4.17	4.58	3.67

Basic weighted average shares outstanding	136,616	128,846	99,035

Diluted earnings per share	$4.09	4.58	3.40

Diluted weighted average shares outstanding	139,108	128,846	106,835

See accompanying notes to consolidated financial statements.

CFS BANCSHARES, INC.
AND SUBSIDIARY
Consolidated Statements of Stockholders' Equity and Comprehensive Income
Years ended September 30, 2002, 2001, and 2000
				Accumulated	Unearned
			Retained	other	common
		Additional	earnings -	comprehensive	stock	Total
	Common	paid-in	substantially	income	held by	stockholders'	Comprehensive
	stock	capital	restricted	(loss)	ESOP	equity	income
Balance at September 30, 1999	$1,300	1,308,760	6,069,948	(502,798)	(65,086)	6,812,124
Net income	-	-	499,320	-	-	499,320	$499,320
Unrealized gain on investment
securities available for sale, net	-	-	-	39,659	-	39,659	39,659
Comprehensive income							$538,979
Difference between fair value and cost
of Employee Stock Ownership Plan
shares committed to be released	-	4,698	-	-	-	4,698
Release of Employee Stock Ownership
Plan shares	-	-	-	-	13,850	13,850
Increase in fair value of common stock
subject to put option	-	-	(152,840)	-	-	(152,840)
Cash dividends declared ($.75 per share)	-	-	(97,500)	-	-	(97,500)
Balance at September 30, 2000	$1,300	1,313,458	6,318,928	(463,139)	(51,236)	7,119,311
Net income	-	-	590,332	-	-	590,332	$590,332
Unrealized gain on investment
securities available for sale, net	-	-	-	982,684	-	982,684	982,684
Comprehensive income							$1,573,016
Exercise of stock options	92	128,988	-	-	-	129,080
Difference between fair value and cost
of Employee Stock Ownership Plan
shares committed to be released	-	4,400	-	-	-	4,400
Release of Employee Stock Ownership
Plan shares	-	-	-	-	11,600	11,600
Increase in fair value of common stock
subject to put option	-	-	(71,972)	-	-	(71,972)
Cash dividends declared ($.75 per share)	-	-	(97,500)	-	-	(97,500)
Balance at September 30, 2001	$1,392	1,446,846	6,739,788	519,545	(39,636)	8,667,935
Net income	-	-	569,504	-	-	569,504	$569,504
Unrealized gain on investment
securities available for sale, net	-	-	-	154,490	-	154,490	154,490
Comprehensive income							$723,994
Difference between fair value and cost
of Employee Stock Ownership Plan
shares committed to be released	-	4,699	-	-	-	4,699
Release of Employee Stock Ownership
Plan shares	-	-	-	-	11,700	11,700
Increase in fair value of common stock
subject to put option	-	-	(111,944)	-	-	(111,944)
Cash dividends declared ($.85 per share)	-	-	(118,338)	-	-	(118,338)
Balance at September 30, 2002	$1,392	1,451,545	7,079,010	674,035	(27,936)	9,178,046

See accompanying notes to consolidated financial statements.

CFS BANCSHARES, INC.
AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years ended September 30, 2002, 2001, and 2000

	2002	2001	2000
Cash flows from operating activities:
Net income	$569,504	590,332	499,320
Adjustments to reconcile net income to net
cash provided by operating activities:
Provision for (recovery of) loan losses	-	-	(104,500)
Depreciation and amortization	168,721	243,035	281,325
Net amortization of premium and accretion
of discount on investment securities	207,144	66,312	46,066
Net accretion of deferred loan origination fees	(80,709)	(86,827)	(50,188)
Compensation expense recognized on
ESOP shares allocation	16,399	16,000	18,548
Loss (gain) on sale of investment securities
available for sale, net	(205,674)	(14,201)	4,083
Loss on sale of investment securities held to
maturity, net	-	-	2,042
(Gain) loss on call of investment securities
available for sale, net	4,644	(96,511)	-
Loss (gain) on sale of real estate acquired by foreclosure	30,909	(3,336)	(16,552)
Decrease (increase) in accrued interest receivable	79,734	39,425	(50,683)
Decrease (increase) in other assets	366,627	(13,032)	529,765
Increase in other liabilities	(194,378)	(14,944)	(256,599)
Increase (decrease) in accrued interest on deposits	(60,770)	(139,819)	88,647
Net cash provided by operating activities	902,151	586,434	991,274

			(Continued)

CFS BANCSHARES, INC.
AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years ended September 30, 2002, 2001, and 2000

	2002	2001	2000
Cash flows from investing activities:
Decrease (increase) in interest-earning deposits in other financial institutions	$13,789	-	(1,618)
Proceeds from sale of investment securities held to maturity	-	-	81,232
Proceeds from principal collected on mortgage-backed securities
and collateralized mortgage obligations held to maturity	520,165	2,313,993	1,305,991
Proceeds from sale of investment securities available for sale	8,883,303	2,031,020	1,309,941
Proceeds from maturity or call of investment securities
available for sale	-	4,840,000	146,336
Purchases of investment securities available for sale	(26,028,941)	(16,979,474)	(1,897,478)
Purchases of mortgage-backed securities available for sale	-	(2,149,526)	(8,646,922)
Proceeds from principal collected on mortgage-backed securities
and collateralized mortgage obligations available for sale	9,748,466	4,116,000	3,340,701
Purchase of Federal Home Loan Bank stock	(200,000)	-	(155,000)
Net change in loans	4,160,834	6,971,492	(4,638,190)
Proceeds from sale of premises and equipment	-	-	1,782
Purchases of premises and equipment	(71,587)	(48,811)	(56,510)
Proceeds from sale of real estate acquired by foreclosure	175,835	65,969	57,346
Improvements to real estate acquired by foreclosure	(21,524)	-	(3,761)
Net cash provided by (used in) investing activities	(2,819,660)	1,160,663	(9,156,150)
Cash flows from financing activities:
Net increase (decrease) in interest-bearing deposits	(847,492)	750,719	1,065,471
Cash dividends	(118,338	(97,500)	(97,500)
Increase (decrease) in advance payments by
borrowers for taxes and insurance	(27,197)	3,255	9,809
Net proceeds from Federal Home Loan Bank advances	4,000,000	-	3,100,000
Repayment of ESOP debt	(8,000)	(8,000)	(8,000)
Proceeds from exercise of stock options	-	129,080	-
Net cash provided by financing activities	2,998,973	777,554	4,069,780
Net increase (decrease) in cash and cash equivalents	1,081,464	2,524,651	(4,095,096)
Cash and cash equivalents, beginning of year	6,119,006	3,594,355	7,689,451
Cash and cash equivalents, end of year	$7,200,470	6,119,006	3,594,355
Supplemental information on cash payments:
Interest paid	$2,745,107	3,869,715	3,435,470
Income taxes paid	$370,924	374,205	337,500
Supplemental information on noncash investing
and financing activities:
Loans transferred to real estate acquired by foreclosure	$480,151	243,809	75,998
Change in fair value of common stock subject to put option	$111,944	71,972	152,840

See accompanying notes to consolidated financial statements.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

Summary of Significant Accounting Policies

CFS Bancshares, Inc. is a holding company for Citizens Federal Savings Bank (the Bank) and the Bank's wholly-owned subsidiary, Citizens Service Corporation (collectively the Company). The Bank is a federally chartered stock savings bank regulated by the Office of Thrift Supervision (OTS) and certain other federal agencies. The Bank provides a full range of banking services to customers through its offices in Birmingham and Eutaw, Alabama. The Bank is subject to competition from other financial institutions in the market in which it operates. The following is a description of the more significant accounting and reporting policies that the Company follows in preparing and presenting its consolidated financial statements:

(a)    Basis of Presentation

The consolidated financial statements include the accounts of CFS Bancshares, Inc. and its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

One estimate that is particularly susceptible to a significant change in the near term relates to the determination of the allowance for loan losses. A significant portion of the Bank's mortgage loans is secured by real estate in Alabama, primarily in Jefferson County and the surrounding areas. The ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in Alabama.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future changes to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize changes to the allowance based on their judgments about information available to them at the time of their examination.

(b)    Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from depository institutions and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

(c)     Investment Securities

The Bank classifies its investment securities in two categories: available for sale or held to maturity. Held to maturity securities are those securities for which the Bank has the ability and intent to hold the security until maturity. All other securities are classified as available for sale.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost adjusted for the amortization or accretion of premiums and discounts. Unrealized holding gains and losses, net of the related income tax effects, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

A decline in the fair value of any available for sale or held to maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the level-yield method and prepayment assumptions. Dividend and interest income are recognized when earned. Realized gains and losses for investment securities sold are included in earnings and are derived using the specific identification method for determining the cost of the security sold.

The investment in the stock of the Federal Home Loan Bank is required of insured institutions that utilize the services of the Federal Home Loan Bank. The stock has no quoted fair value and no ready market exists. However, the Federal Home Loan Bank has historically repurchased the stock at cost. Accordingly, the stock is reported in the financial statements at cost.

(d)    Loans and Interest Income

Loans receivable are stated at their unpaid principal balance less the undisbursed portion of loans in process, unearned interest income, and an allowance for loan losses. Interest income on loans is recorded using the level-yield method. It is the general policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent 90 days or more or the ultimate collection of either is in doubt. Unearned discount on loans purchased is accreted to income over the remaining life of the loans purchased using the level-yield method.

At September 30, 2002, approximately 25% of the Bank's loan portfolio consists of mortgage loans to churches. The Bank's exposure to credit loss in the event of nonperformance by the parties to the church loans is represented by the contractual amounts of these instruments.

(e)    Allowance for Loan Losses

Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, including such factors as the volume and character of loans outstanding, past loss experience, and such other factors, which in management's judgment, deserve recognition in estimating loan losses. Loans are charged to the allowance when, in the opinion of management, such loans are deemed to be uncollectible. Provisions for loan losses and recoveries of loans previously charged to the allowance are added to the allowance.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

One of the procedures used by management in establishing the allowance for loan losses is the evaluation of potential impairment on selected loans. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Loans that are determined to be impaired require a valuation allowance equivalent to the amount of impairment. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Cash receipts on impaired loans that are accruing interest are applied to principal and interest under the contractual terms of the loan agreement. Cash receipts on impaired loans for which the accrual of interest has been discontinued are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter.

(f)     Loan Fees

Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as a yield adjustment using a method which approximates the level-yield method.

(g)    Real Estate Acquired by Foreclosure

For real estate acquired through foreclosure, a new cost basis is established at the lower of cost or fair value, adjusted for estimated costs to sell, at the time of foreclosure. Subsequent to foreclosure, foreclosed assets are carried at the lower of fair value less estimated costs to sell or cost, with the difference recorded as a valuation allowance, on an individual asset basis. Changes in the valuation allowance are recognized as charges or credits to earnings.

(h)    Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

(i)     Premises and Equipment

Land is stated at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets on primarily the straight-line method.

(j)     Employee Stock Ownership Plan

The Company sponsors an Employee Stock Ownership Plan (ESOP), which has borrowed funds from another financial institution to acquire common stock of the Company. The Company has committed to make contributions to the plan that, when combined with dividends on unallocated shares, are sufficient to fund interest and principal payments on the ESOP debt. Unallocated shares are reflected as unearned ESOP shares in stockholders' equity. Shares are released and allocated to participants as principal payments are made on the loans. The Company records compensation expense equal to the fair value of the committed-to-be-released shares.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

The Company presents the maximum obligation to repurchase ESOP shares subject to a put at the option of withdrawing participants outside of stockholders' equity. This obligation is adjusted to reflect the fair value of the allocated ESOP shares subject to the put option at each reporting date. There is no put obligation related to unallocated ESOP shares because these shares have not yet been earned by the participants.

(k)    Earnings Per Share

Basic earnings per share is calculated by dividing net income available to common stockholders by the weighted average of common shares outstanding during the year. Diluted earnings per share is calculated by using the weighted average of common shares outstanding adjusted to include the potentially dilutive effect of any outstanding stock options. As of September 30, 2002 and 2001, there were no outstanding stock options.

If the effect of the fair value adjustment to the common stock subject to the put option is dilutive, basic and diluted earnings per share amounts are calculated by reducing net income available to common shareholders by the increase in the fair value of ESOP shares subject to the put option and reducing weighted average basic and diluted shares outstanding by the ESOP shares subject to the put option.

(l)     Recently Issued Accounting Standards

In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, or as described below, FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company adopted the provisions of Statement 141 in 2001 and Statement 142 effective October 1, 2002. The Company does not currently have any goodwill or other intangibles capitalized on its consolidated balance sheet.

In July 2001, the FASB issued Statement 143, Accounting for Asset Retirement Obligations. This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When a liability is initially recorded, an entity must capitalize the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The Company is required to adopt the provisions of Statement 143 for fiscal years beginning after June 15, 2002. The Company currently does not expect the adoption of Statement 143 to have a material impact on its consolidated financial statements.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

In July 2001, the Office of the Chief Accountant and the Division of Corporation Finance of the Securities and Exchange Commission (the Commission) released Staff Accounting Bulletin No. 102, (SAB 102), Selected Loan Loss Allowance Methodology and Documentation Issues, which provides certain views of the Commission staff on the development, documentation, and application of a systematic loan loss allowance methodology. SAB 102 does not change any of the accounting profession's existing rules of accounting for loan loss provisions or allowances. Rather, SAB 102 draws upon existing guidance, in Commission rules and interpretations, generally accepted accounting principles, and generally accepted auditing standards, and explains certain views of the Commission staff on applying existing guidance related to loan allowance methodologies and supporting documentation. SAB 102 was effective immediately. SAB 102 has not had a significant impact on the Company's consolidated financial statements.

In August 2001, the FASB issued Statement 144, which supersedes both Statement 121 and the accounting and reporting provisions of APB Opinion No. 30, Reporting and Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequent Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion). Statement 144 retains the fundamental provisions in Statement 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with Statement 121. For example, Statement 144 provides guidance on how a long-lived asset that is used, as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. Statement 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike Statement 121, an impairment assessment under Statement 144 will not result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under Statement No. 142, Goodwill and Other Intangible Assets.

The Company adopted Statement 144 for the quarter ending December 31, 2001. The adoption of Statement 144 did not have a material impact on the Company's financial statements because the impairment assessment under Statement 144 is largely unchanged from Statement 121. The provisions of the statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Adoption of Statement 144 has not had a material impact on the Company's financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statement No. 4, 44, 64, Amendment of FASB Statement No. 13, and Technical Corrections, which rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishments of Debt, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. The rescissions eliminate the requirement to report gains and losses from the extinguishment of debt as an extraordinary item, net of related income tax effect, and are effective for fiscal years beginning after May 15, 2002. This statement also amends SFAS No. 13, Accounting for Leases, and requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for as a sale-leaseback. This amendment is effective for transactions occurring after May 15, 2002. Finally, this statement amends several pronouncements to make technical corrections to existing authoritative pronouncements. The Company does not expect this statement to have a material impact on its consolidated financial statements.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. This statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect this statement to have a material impact on its consolidated financial statements.

In October 2002, the FASB issued SFAS No. 147, which removes acquisitions of financial institutions (other than transactions between two or more mutual enterprises) from the scope of SFAS No. 72, Accounting for Certain Acquisitions of Banking or Thrift Institutions and FASB Interpretation No. 9, Applying APB Opinions 16 and 17, When a Savings and Loan or a Similar Institution is Acquired in a Business Combination Accounted for by the Purchase Method. These types of transactions are now accounted for under SFAS No. 141 and 142. In addition, this statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions. The provisions of this statement were effective October 1, 2002. This statement did not have a material impact on the Company's consolidated financial statements.

(2)    Acquisition

Effective May 30, 2002, the Company entered into an agreement and plan of merger with Citizens Trust Bank (CTB). Under the terms of the merger agreement, each share of Company common stock will be converted into the right to receive $64.62, subject to certain adjustments that are dependent upon when the merger is completed. CTB will be the surviving entity.

(3)    Cash and Amounts due From Depository Institutions

The Bank is required to maintain certain daily reserve balances in accordance with the Federal Reserve Board requirements. The Bank's applicable cash and cash equivalents exceeded the required balances of approximately $25,000 at September 30, 2002 and 2001.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

(4)     Investment Securities

The amortized cost and approximate fair value of investment securities held to maturity at September 30, 2002 and 2001 were as follows:

	2002		2001
	Amortized cost	Fair value	Amortized cost	Fair value

Mortgage-backed securities	$687,377	727,656	893,349	924,957
Collateralized mortgage obligations	-	-	317,575	319,229

	$687,377	727,656	1,210,924	1,244,186

The amortized cost and approximate fair value of investment securities available for sale at September 30, 2002 and 2001 were as follows:

	2002		2001
	Amortized cost	Fair value	Amortized cost	Fair value

U.S. Treasury and U.S. Government agencies	$2,973,417	3,221,722	7,665,279	7,999,142
Equity securities	9,169,640	9,172,733	5,877,375	5,875,380
Mortgage-backed securities	28,114,561	28,848,874	15,918,309	16,185,096
Collateralized mortgage obligations	15,290,095	15,354,811	16,987,273	17,200,406

	$55,547,713	56,598,140	46,448,236	47,260,024

The gross unrealized gains and losses of investment securities held to maturity at September 30, 2002 and 2001 were as follows:

	2002		2001
	Gross unrealized gains	Gross unrealized losses	Gross unrealized gains	Gross unrealized losses

Mortgage-backed securities	$40,279	-	31,608	-
Collateralized mortgage obligations	-	-	1,654	-

	$40,279	-	33,262	-

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

The gross unrealized gains and losses of investment securities available for sale at September 30, 2002 and 2001 were as follows:

	2002		2001
	Gross unrealized gains	Gross unrealized losses	Gross unrealized gains	Gross unrealized losses

U.S. Treasury and U.S. Government agencies	$248,304	-	333,863	-
Equity securities	3,094	-	-	(1,995)
Mortgage-backed securities	734,313	-	266,787	-
Collateralized mortgage obligations	64,716	-	255,264	(42,131)

	$1,050,427	-	855,914	(44,126)

The amortized cost and approximate fair value of debt investment securities available for sale at September 30, 2002, by contractual maturities are shown below. Actual maturities could differ from contractual maturities due to call or prepayment provisions.

	Amortized cost	Fair value

Due from one to five years	$1,958,855	2,109,213
Due from five to ten years	1,014,562	1,112,509
Equity securities	9,169,640	9,172,733
Mortgage-backed securities and collateralized mortgage obligations	43,404,656	44,203,685

	$55,547,713	56,598,140

Proceeds from sales of investment securities available for sale were $8,883,303, $2,031,020, and $1,305,941, for the years ended September 30, 2002, 2001, and 2000, respectively. Gross gains of $205,674 and gross losses of $0 were realized on those sales for the year ended September 30, 2002. Gross gains of $17,872 and gross losses of $3,671 were realized on those sales for the year ended September 30, 2001. Gross losses of $4,083 were realized on those sales for the year ended September 30, 2000.

Proceeds from sales of investment securities held to maturity were $81,232 for the year ended September 30, 2000. The amortized cost of the sold investment security held to maturity was $83,274 resulting in gross losses of $2,042 for the year ended September 30, 2000. The sale of the investment security held to maturity in 2000 occurred after the Bank collected over 85% of the principal outstanding. There were no investment securities held to maturity sold during 2002 or 2001.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

Investment securities with amortized cost of $39,447,788 and $36,041,628 at September 30, 2002 and 2001, respectively, were pledged to secure public deposits as required by law and for other purposes. Additionally, in accordance with Office of Thrift Supervision regulations, the Bank is required to maintain a prudent amount of its withdrawable deposits and current borrowings in cash, U.S. Treasury obligations, or other approved investments that are readily convertible into cash.

(5)     Loans

A summary of the components of the Company's net loans at September 30, 2002 and 2001 follows:

	2002	2001

Total loans	$37,804,698	43,135,399

Plus unearned premium on loans purchased	-	4,726

Less:
Unamortized loan origination fees	(491,352)	(548,387)
Undisbursed portion of loans in process	(400,069)	(1,085,403)
Allowance for loan losses	(363,986)	(396,768)

Net loans	$36,549,291	41,109,567

The composition of the total loan portfolio follows:

	2002	2001

Residential real estate mortgage	$22,331,136	27,073,539
Consumer installment	764,393	1,050,227
Non residential mortgage	14,556,474	14,708,972
Commercial	152,695	302,661

Total loans	$37,804,698	43,135,399

A summary of the transactions in the allowance for loan losses for the years ended September 30, 2002, 2001, and 2000 follows:

	2002	2001	2000

Balance at beginning of year	$396,768	342,156	310,157
Net charge-offs
Gross charge-offs	(85,819)	(40,973)	(84,401)
Gross recoveries	53,037	95,585	220,900
Provision for (recovery of) loan losses	-	-	(104,500)

Balance at end of year	$363,986	396,768	342,156

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

Loans on which the accrual of interest had been discontinued amounted to $611,959 and $1,567,709 as of September 30, 2002 and 2001, respectively. If these loans had been current throughout their terms, interest income would have been increased by $42,574, $89,385, and $66,594 for 2002, 2001, and 2000, respectively.

Impaired loans at September 30, 2002 and 2001 totaled $109,551 and $248,979, respectively. The allowance amounts, which were $109,551 and $155,475 in 2002 and 2001, respectively, were primarily determined using the fair value of the related collateral. The average recorded investment in impaired loans for the years ended September 30, 2002, 2001, and 2000 was $192,731, $198,527, and $149,078, respectively. The interest income recognized on impaired loans for the years ended September 30, 2002, 2001, and 2000 was approximately $1,672, $0, and $85, respectively.

During 2002, certain officers and directors of the Company, including their immediate families and companies with which they are associated, were loan customers of the Bank. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and collateral requirements, and do not present more than a normal credit risk. The following is a summary of activity during 2002 with respect to the aggregate loans to these individuals and their associates:

Balance at September 30, 2001	$627,484
New loans	91,504
Repayments	(114,582)

Balance at September 30, 2002	$604,406

(6)     Premises and Equipment

Premises and equipment at September 30, 2002 and 2001 are summarized as follows:

	2002	2001

Land	$733,242	733,242
Buildings and leasehold improvements	3,065,540	3,052,339
Furniture, fixtures and equipment	2,275,149	2,216,763

	6,073,931	6,002,344

Less accumulated depreciation	(2,720,453)	(2,551,732)

	$3,353,478	3,450,612

(7)     Real Estate Acquired by Foreclosure

Real estate acquired by foreclosure, net, as of September 30, 2002 and 2001 totaled $562,344 and $267,413, respectively. There were no transactions in the allowance for losses on real estate acquired by foreclosure in 2002, 2001, or 2000.

(8)     Interest-Bearing Deposits

At September 30, 2002 and 2001, the composition of interest-bearing deposits and applicable weighted average interest rates were as follows:

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

	2002	2001

NOW accounts (2002 - 0.43%, 2001 - 0.45%)	$9,161,202	9,015,368
Super NOW accounts (2002 - 1.00%, 2001- 2.00%)	4,892,933	4,326,760
Passbook savings (2002 - 1.49%, 2001 - 2.49%)	17,210,364	17,258,958
Time deposits:
Certificates of deposit less than $100,000 (2002 - 3.16%, 2001 - 4.58%)	20,287,530	22,180,546
Certificates of deposit greater than $100,000 (2002 - 2.25%, 2001 - 3.98%)	24,428,217	24,046,106

Total time deposits	44,715,747	46,226,652

Accrued interest on deposits	56,833	117,603

Total deposits	$76,037,079	76,945,341

Weighted average interest rates on deposit accounts were as follows at September 30, 2002 and 2001:

	2002	2001

NOW and demand deposit accounts	0.43%	0.45%
Super NOW accounts	1.00%	2.00%
Passbook savings accounts	1.49%	2.49%
Certificates of deposit less than $100,000	3.16%	4.58%
Certificates of deposit greater than $100,000	2.25%	3.98%

Total	2.02%	3.29%

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

Interest on deposits is summarized as follows:

	2002	2001	2000

NOW accounts	$36,286	59,672	40,317
Super NOW accounts	59,651	91,932	107,477
Passbook savings	265,146	419,823	416,499
Time deposits	1,422,177	2,313,130	2,263,442

	$1,783,260	2,884,557	2,827,735

The amounts and maturities of time deposits at September 30, 2002 and 2001 are as follows:

	2002	2001

Within one year	$38,620,922	40,109,012
After one but within two years	3,076,192	3,544,087
After two but within three years	1,535,153	1,782,162
After three but within four years	888,120	468,071
After four but within five years	538,193	296,651
Greater than five years	57,167	26,669

	$44,715,747	46,226,652

(9)     Borrowed Funds

The Company was liable to the Federal Home Loan Bank of Atlanta on the following advances at September 30, 2002:

Maturity date	Fixed interest rate

December 2002	2.09%	$2,000,000
June 2003	3.20%	2,000,000
September 2004	5.71%	5,000,000
June 2008	5.51%	4,200,000
January 2011	5.05%	5,750,000

Total (weighted average rate of 4.57%)		$18,950,000

At September 30, 2001, the advances were collateralized by a blanket pledge of first-mortgage residential loans. The June 2008 advance is callable in June 2003 and the January 2011 advance is callable in 2006.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

(10)   Income Taxes

For the years ended September 30, 2002, 2001, and 2000, income tax expense (benefit) consists of the following:

	2002	2001	2000

Current:
Federal	$309,089	386,657	274,210
State	35,824	28,866	19,219

	344,913	415,523	293,429

Deferred:
Federal	(48,166)	(93,946)	(14,845)
State	(6,500)	(9,704)	(2,410)

	(54,666)	(103,650)	(17,255)

	$290,247	311,873	276,174

The income tax expense above represents an effective tax rate of 33.8%, 34.6%, and 35.6% for 2002, 2001, and 2000, respectively. The actual income tax expense for 2002, 2001, and 2000 differs from the "expected" income tax expense for those years which is computed by applying the U.S. Federal corporate income tax rate of 34% for 2002, 2001, and 2000 to income before income taxes as follows:

	2002	2001	2000

Computed "expected" income tax expense	$292,315	306,750	263,668
State tax, net of federal effect	19,354	12,647	11,095
Dividends paid to ESOP	(8,981)	(7,851)	(7,845)
Other, net	(12,441)	327	9,256

	$290,247	311,873	276,174

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2002 and 2001 are presented below:

	2002	2001

Deferred tax assets:
Loans - unearned loan fee income	$9,030	11,667
Nonaccrual interest	115,985	105,642
Foreclosed property	118,960	43,794
Prepaid expenses and accruals	14,102	11,018
Other	27,319	1,586

	285,396	173,707

Deferred tax liabilities:
Unrealized gain on investment securities available for sale	370,208	292,243
Loans - allowance for loan losses	98,981	41,960
FHLB stock	40,942	40,942

	510,131	375,145

Net deferred tax (liability) asset	$(224,735)	(201,438)

Management believes results of future operations will generate sufficient taxable income and resulting tax liabilities to realize the deferred tax assets. There was no valuation allowance at September 30, 2002 or 2001, or any change in the valuation allowance during the years ended September 30, 2002, 2001, or 2000.

(11)   Employee Benefit Plans

The Company sponsors an Employee Stock Ownership Plan (ESOP). The ESOP is available to all employees who have met certain age and service requirements. Contributions to the plan are determined by the board of directors, based on a percentage of the total payroll and certain limitations as to the deductibility for tax purposes. The Company intends to make contributions to the ESOP that, when combined with dividends on unallocated shares, are sufficient to fund interest and principal payments on the ESOP debt. The ESOP has borrowed funds on three occasions to purchase shares of common stock of the Company for the benefit of the ESOP participants.

The common stock of the Company acquired by the ESOP is held as collateral for the loans. As of September 30, 2002, the ESOP holds 31,063 shares (22.31%) of the Company's outstanding stock, of which 27,831 shares have been allocated to the participants. The Company makes contributions to the ESOP, which are used to make loan interest and principal payments. Shares are released and allocated to the participants' prorata with the paydowns on the ESOP debt. All dividends paid on allocated and unallocated shares are used to reduce interest expense related to the ESOP debt.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

The first ESOP loan (1989 loan) was paid off as of September 30, 1999. The second ESOP loan (1995 loan) was paid off as of September 30, 1999. The third ESOP loan (1998 loan) is repayable in monthly installments of interest at the prime rate and annual installments of principal in the amount of $8,000. The loan originated on March 9, 1998 to purchase 4005 shares (1998 shares). The principal outstanding at September 30, 2002 and 2001 was $48,000 and $56,000, respectively. Unearned shares at year-end 2002 and 2001 totaled 2,171 and 2,571 with fair values of $99,866 and $107,982, respectively.

Contributions to fund the installments on the 1989 loan have been recorded as compensation expense. The fair value of the committed-to-be-released 1995 and 1998 shares are also reported as compensation expense. Such shares totaled 400 in each of the years 2002, 2001, and 2000. The related compensation expense was $16,399, $16,000 and $18,548 in 2002, 2001, and 2000, respectively.

Under the terms of the ESOP, withdrawing participants that have either reached retirement or otherwise have been separated from service for five years can liquidate their investment in the Company's common stock at its fair value by selling the stock to the Company or the ESOP. The Company may repurchase the shares in 20% increments annually over a five-year period.

The Bank also sponsors a 401(k) retirement plan (401(k)). The 401(k) is a trusteed, salary reduction plan which is available to all employees who have completed one year of service and have attained the age of 21. 401(k) participants may elect to defer a percentage of their compensation each year up to a certain dollar limit established by law. The Bank's management may make a discretionary matching contribution equal to a percentage of the amount of salary reduction 401(k) participants elected to defer. Such discretionary contributions for the years ended September 30, 2002, 2001 and 2000 were $31,473, $28,030, and $28,536, respectively. The Bank also provides major medical and dental coverage funded through pre-tax withholdings from the participants.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

(12)   Earnings per Share

Presented below is a summary of the components used to calculate basic and diluted earnings per share for the years ended September 30, 2002, 2001, and 2000. The effect of the increase in the fair value during the year ended September 30, 2000 of the allocated ESOP shares outstanding at October 1, 1999 and the effect of the assumed exercise of all put options on the weighted average shares outstanding for the year ended September 30, 2000 have been included in the 2000 earnings per share calculation because the effects were dilutive. Such effects were anti-dilutive for the years ended September 30, 2002 and 2001 and have, therefore, been excluded from the respective earnings per share calculations.

	2002	2001	2000

Numerator:
Net income	$569,504	590,332	499,320
Increase in fair value of put obligation	-	-	(135,800)

Numerator for basic and diluted net income available to common shareholders	$569,504	590,332	363,520

Denominator:
Weighted average common shares outstanding	$136,616	128,846	126,621
Effect of assumed exercise of put option by withdrawing ESOP participants	-	-	(27,586)

Denominator for basic net income per common share	$136,616	128,846	99,035

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

Denominator:
Weighted average common shares outstanding	136,616	128,846	126,621
Net effect of the assumed exercise of stock options-based on the treasury stock method using average market price during the year	2,492	-	7,800

Weighted average diluted shares outstanding	139,108	128,846	134,421
Effect of assumed exercise of put option by withdrawing ESOP participants	-	-	(27,586)

Denominator for diluted net income per share - adjusted weighted average shares and assumed conversions	139,108	128,846	106,835

Basic net income per common share:
Net income	$4.17	4.58	3.94
Effect of increase in fair value of put obligation	-	-	(0.27)

Basic net income per common share	$4.17	4.58	3.67

Diluted net income per common share:
Net income	$4.09	4.58	3.71
Effect of increase in fair value of put obligation	-	-	(0.31)

Diluted net income per common share	$4.09	4.58	3.40

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

(13)   Comprehensive Income

Presented below is a summary of other comprehensive income for the years ended September 30, 2002, 2001, and 2000:

	2002	2001	2000

Other comprehensive income before tax:
Unrealized holding gain on investment securities available for sale arising during the period, net	$442,421	1,646,154	57,884
Less: reclassification adjustment for gains (losses) on investment securities available for sale realized in net income	201,030	110,712	(4,083)

Other comprehensive income, before income taxes	241,391	1,535,442	61,967

Income tax expense (benefit) related to other comprehensive income:
Unrealized holding gain on investment securities available for sale arising during the period, net	159,272	592,615	20,838

Less: reclassification adjustment for gains (losses) on investment securities available for sale realized in net income	72,371	39,857	(1,470)

Total income tax expense (benefit) related to other comprehensive income	86,901	552,758	22,308

Other comprehensive income	$154,490	982,684	39,659

(14)   Stockholders' Equity

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets as set forth in the table below.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

	Actual		For capital adequacy purposes		Well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of September 30, 2002:
Total capital (to risk weighted assets)	$10,612,000	19.61%	4,330,000	8.00%	5,412,000	10.00%
Tier I capital (to risk weighted assets)	9,788,000	18.08%	2,165,000	4.00%	3,247,000	6.00%
Tier I capital (to average assets)	9,788,000	9.25%	4,233,000	4.00%	5,291,000	5.00%

As of September 30, 2001:
Total capital (to risk weighted assets)	$10,088,000	22.10%	3,645,000	8.00%	4,556,000	10.00%
Tier I capital (to risk weighted assets)	9,147,000	20.10%	1,822,000	4.00%	2,734,000	6.00%
Tier I capital (to average assets)	9,147,000	9.00%	4,074,000	4.00%	5,093,000	5.00%

Savings institutions with more than a "normal" level of interest rate risk are required to maintain additional total capital. A savings institution with a greater than normal interest rate risk is required to deduct specified amounts from total capital, for purposes of determining its compliance with risk-based capital requirements. The Bank was in compliance with capital standards at September 30, 2002 and 2001.

Retained earnings at September 30, 2002 and 2001 include approximately $2,200,000 for which no provision for income tax has been made. This amount represents allocations of income to bad debt deductions for federal income tax purposes. If, in the future, this portion of retained earnings is used for any purpose other than to absorb tax bad debt losses, income taxes may be imposed at the then applicable rates. An additional $1,400,000 of retained earnings is also restricted at September 30, 2002 and 2001, as a result of the liquidation account established upon conversion to a stock company. No dividends may be paid to stockholders if such dividends would reduce the net worth of the Bank below the amount required by the liquidation account.

(15)   Contingencies

The Company is defending various lawsuits and claims arising out of the conduct of its business. While the ultimate results of these lawsuits and claims cannot be predicted with certainty, in the opinion of management, the ultimate disposition of these matters will not have a significant effect on the consolidated financial position or results of operations of the Company.

(16)   Off-Balance-Sheet Financial Instruments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such instruments involve elements of credit risk in excess of the amounts recognized in the financial statements.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

The off-balance-sheet financial instruments whose contract amounts represent credit risk as of September 30, 2002 are as follows:

Commitments to extend credit	$1,472,050
Commitments to fund lines of credit	-

$1,472,050

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

(17)   Stock Option Plan

In 1991, under the terms of the Company's incentive stock option plan, the Company granted 12,000 common stock options to officers and key employees. All options were exercisable through August 1, 2001. The exercise price for the options was $14 per share. On August 1, 2001, 9,220 options were exercised and 2,780 expired. Under a new stock option plan, the Company granted 10,450 common stock options in 2001 with an exercise price of $18.50 per share to directors and certain key employees.  All option issued in 2001 are outstanding and exercisable at September 30, 2002.  The proforma impact of these options on the Company's net income and earnings per share using the fair value method prescribed by FASB Statement No. 123, Accounting for Stock Based Compensation, was inconsequential for all years presented.

(18)   Fair Value of Financial Instruments

The following table provides fair values of the Company's financial instruments at September 30, 2002 and 2001. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. The assumptions used in the estimation of the fair value of the Company's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques.  Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Company's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Bank.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and Cash Equivalents and Interest-earning Deposits in Other Banks - Fair value equals the carrying value of such assets due to their liquid nature.

Investment Securities and Accrued Interest Receivable - The fair value of investments is based on quoted market prices when available. The carrying amount of related accrued interest receivable approximates its fair value.

Federal Home Loan Bank Stock - The Federal Home Loan Bank has historically repurchased its stock at cost. Therefore, the carrying amount is considered a reasonable estimate of its fair value.

Loans Receivable - The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Company's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of related accrued interest receivable approximates its fair value.

Deposits - Fair values for certificates of deposit have been determined using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities. The carrying amount of all other deposits, due to their short-term nature, approximate their fair values. The carrying amount of related accrued interest payable approximates its fair value.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

FHLB Advances and ESOP Debt - Fair value has been determined using discounted cash flows. The discount rate used is based on estimated current rates for advances with similar maturities.

	2002		2001
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value

Financial assets:
Cash and cash equivalents	$7,200,470	7,200,470	6,119,006	6,119,006
Interest-earning deposits in other banks	149,353	149,353	163,142	163,142
Investment securities	57,285,517	57,325,796	48,470,948	48,504,210
Federal Home Loan Bank stock	947,500	947,500	747,500	747,500
Loans receivable, net	36,549,291	38,765,000	41,109,567	43,587,000
Accrued interest receivable	540,979	540,979	620,713	620,713

Financial liabilities:
Deposits, including accrued interest payable	76,037,079	76,974,000	76,945,341	75,020,000
FHLB advances	18,950,000	20,468,635	14,950,000	15,758,235
ESOP debt	48,000	48,000	56,000	56,000

(19)   Dividends From Subsidiary

Dividends paid by the subsidiary bank are the primary source of funds available to the Company for payment of dividends to its stockholders and for other needs. Applicable federal and state statutes and regulations impose restrictions on the amounts of dividends that may be declared by the subsidiary bank. In addition, the subsidiary bank is also required to maintain minimum amounts of capital to total "risk-weighted" assets, as defined by banking regulators. Capital adequacy considerations could further limit the availability of dividends from the subsidiary bank. At September 30, 2002, the Bank could have declared dividends of approximately $4,035,000 without prior approval of regulatory authorities; however, the Bank would be required to submit a notice of such dividends to the Office of Thrift Supervision.

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

20)    Parent Company Financial Information

The condensed financial information for CFS Bancshares, Inc. (Parent Company Only) is presented as follows:

(Parent Company Only) Condensed Balance Sheets September 30, 2002 and 2001
Assets	2002	2001

Cash	$36,163	176,549
Investment in subsidiary Bank	10,515,744	9,722,798
Income tax receivable	102,346	-

Total assets	$10,654,253	9,899,347

Liabilities

Note payable (ESOP debt)	$48,000	56,000
Other liabilities	140,851	-

Total liabilities	188,851	56,000

Common stock subject to put option	1,287,356	1,175,412

Stockholders' Equity

Serial preferred stock	-	-
Common stock	1,392	1,392
Additional paid-in capital	1,451,545	1,446,846
Retained earnings	7,079,010	6,739,788
Accumulated other comprehensive income	674,035	519,545
Unearned common stock held by ESOP	(27,936)	(39,636)

Total stockholders' equity	9,178,046	8,667,935

Total liabilities and stockholders' equity	$10,654,253	9,899,347

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

(Parent Company Only) Condensed Statements of Operations For the years ended September 30, 2002, 2001, and 2000
	2002	2001	2000

Income:
Cash dividends from Bank	$97,500	97,500	97,500
Interest income	749	358	484

Total income	98,249	97,858	97,984

Miscellaneous expense	179,640	7,160	15,274

Earnings (loss) before equity in undistributed earnings of subsidiary	(81,391)	90,698	82,710
Equity in undistributed earnings of subsidiary	650,895	499,634	416,610

Net earnings	$569,504	590,332	499,320

CFS BANCSHARES, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2002, 2001, and 2000

(Parent Company Only) Condensed Statements of Cash Flows For the years ended September 30, 2002, 2001 and 2000
	2002	2001	2000

Cash flows from operating activities:
Net earnings	$569,504	590,332	499,320
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in undistributed earnings of subsidiary	(650,895)	(499,634)	(416,610)

Increase in other assets	(102,346)	-	-

Increase (decrease) in other liabilities	161,689	-	(30,939)

Net cash provided by (used in) operating activities	(22,048)	90,698	51,771

Cash flows from financing activities:
Cash dividends paid	(118,338)	(97,500)	(97,500)
Proceeds from exercise of stock options	-	129,080	-

Net cash provided by (used in) financing activities	(118,338)	31,580	(97,500)

Net increase (decrease) in cash	(140,386)	122,278	(45,729)

Cash, beginning of year	176,549	54,271	100,000

Cash, end of year	$36,163	176,549	54,271